   As filed with the Securities and Exchange Commission on September 23, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      -----------------------------------

                                 SHONEY'S, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
              ----------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-0799798
           ----------------------------------------------------------
                      (I.R.S. employer identification no.)

                               1727 ELM HILL PIKE
                           NASHVILLE, TENNESSEE 37210
                     --------------------------------------
                    (Address of principal executive offices)

                                 SHONEY'S, INC.
                                1998 STOCK PLAN
                              --------------------
                            (Full title of the plan)

                               F.E. MCDANIEL, JR.
                               1727 ELM HILL PIKE
                           NASHVILLE, TENNESSEE 37210
                     -------------------------------------
                    (Name and address of agent for service)

                                 (615) 231-2253
                -------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED                PROPOSED
                                                       MAXIMUM OFFERING            MAXIMUM
 TITLE OF SECURITIES TO BE       AMOUNT TO BE         PRICE PER SHARE(*)          AGGREGATE              AMOUNT OF
         REGISTERED               REGISTERED                                    OFFERING PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
    COMMON STOCK, PAR
   VALUE $1.00 PER SHARE,      2,000,000 SHARES              $2.00                $4,000,000               $1,180
   AND ASSOCIATED RIGHTS
----------------------------------------------------------------------------------------------------------------------

* The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant's Common Stock as reported on The New York Stock Exchange on September 21, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by Shoney's, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

   (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 26, 1997;

   (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 15, 1998;

   (3)   The Registrant's Current Report on Form 8-K, dated April 20, 1998;

   (4) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 10, 1998;

   (5) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 1998;

   (6) The description of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10, filed with the Commission on February 27, 1970, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

   (7) The description of the Registrant's Rights to Purchase Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 10, 1994, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interest of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, or if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

         The Registrant's Charter and Bylaws provide that the Registrant will indemnify from liability, and advance expenses to, any present or former director or officer of the Registrant to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof. Additionally, the Charter provides that no director of the Registrant will be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions.

         The Company has purchased a directors and officers insurance policy providing for $50.0 million in coverage for certain liabilities of the Company's directors and officers. The policy expires October 30, 1998.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.        Exhibits

   See Exhibit Index (page II-7).

Item 9.        Undertakings.

          A.   The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 22nd day of September, 1998.


                                 SHONEY'S, INC.


                                 By: /s/ J. Michael Bodnar
                                     -------------------------------------
                                     J. Michael Bodnar
                                     President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints J. Michael Bodnar and F.E. McDaniel, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                Title                          Date
               ---------                                -----                          ----
/s/ J. Michael Bodnar                   President, Chief Executive              September 22, 1998
--------------------------------------  Officer and Director
J. Michael Bodnar                       (Principal Executive Officer)


/s/ V. Michael Payne                    Senior Vice President and               September 22, 1998
--------------------------------------  Controller (Principal
V. Michael Payne                        Financial and Accounting
                                        Officer)


/s/ C. Stephen Lynn
--------------------------------------  Director                                September 22, 1998
C. Stephen Lynn


/s/ Jeffry F. Schoenbaum
--------------------------------------  Director                                September 22, 1998
Jeffry F. Schoenbaum



               Signature                                Title                          Date
               ---------                                -----                          ----
/s/ Raymond D.Schoenbaum                Director                                September 22, 1998
--------------------------------------
Raymond D. Schoenbaum


 /s/ William A. Schwartz
--------------------------------------  Director                                September 22, 1998
William A. Schwartz


 /s/ Carroll D. Shanks
--------------------------------------  Director                                September 22, 1998
Carroll D. Shanks


 /s/ Felker W. Ward, Jr.
--------------------------------------  Director                                September 22, 1998
Felker W. Ward, Jr.


 /s/ William M. Wilson
--------------------------------------  Director                                September 22, 1998
William M. Wilson


 /s/ James D. Yancy
--------------------------------------  Director                                September 22, 1998
James D. Yancey

                                 EXHIBIT INDEX


Exhibit Number            Description
--------------            -----------
4.1                       Charter of Shoney's, Inc., as amended (incorporated by
                          reference to the Registrant's Registration Statement
                          on Form S- 8 (File No. 333-11715))

4.2 Restated Bylaws of Shoney's, Inc. (incorporated by reference to the Registrant's Annual Report on Form
                          10-K for the fiscal year ended October 26, 1997)

4.3                       Amended and Restated Rights Agreement, dated as of
                          May 25, 1994, between Shoney's, Inc. and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to the Registrant's Current Report on Form
                          8-K filed with the Commission on June 9, 1994), as amended by Amendment No. 1 , dated as of April 18,
                          1995 (incorporated by reference to the Registrant's
                          Current Report on Form 8-K filed with the Commission on May 4, 1995), as amended by Amendment No. 2, dated as of June 14, 1996 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on May 12, 1996), and as amended by Amendment No. 3, dated as of April 20, 1998
                          (incorporated by reference to the Registrant's
                          Current Report on Form 8-K filed with the Commission on April 20, 1998)

4.4 Shoney's, Inc. 1998 Stock Plan (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 10, 1998)

5                         Opinion of Counsel

23                        Consent of Ernst & Young LLP

24                        Power of Attorney (included on Page II-5)